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                               PLACEMENT AGREEMENT

                                                                   July 17, 1997

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036-8293

Salomon Brothers Inc
7 World Trade Center
New York, NY  10048

Dear Sirs:

                  Amtran, Inc., an Indiana corporation (the "Company"), proposes to issue and sell to Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (collectively, the "Placement Agents") $100,000,000 aggregate principal amount of its 10.5% Senior Notes due 2004 (the "Securities") to be issued pursuant to the provisions of an Indenture dated as of July 24, 1997 (the "Indenture") among the Company, as issuer, American Trans Air, Inc. ("ATA"), Ambassadair Travel Club, Inc., ATA Vacations, Inc., Amber Travel, Inc., American Trans Air Training Corporation, American Trans Air Execujet, Inc. and Amber Air Freight Corporation (each, an Indiana corporation), as guarantors (together, the "Guarantors"), and First Security Bank, N.A., as trustee (the "Trustee"). Pursuant to the terms of the Indenture the Guarantors will guarantee (each, a "Guarantee") on a joint and several basis the obligations of the Company under the Securities and the Indenture.

                  The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in compliance with the exemption from registration provided by Rule 144A under the Securities Act ("Rule 144A"), in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") and to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) that, prior to their purchase of Securities, deliver to the Placement Agents a letter in the form annexed to the Final Memorandum (as defined below).

                  The Placement Agents and their direct and indirect transferees will be entitled to the benefits of a registration rights agreement (the "Registration Rights Agreement"), to be






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                                        2

dated the Closing Date (as defined below) and to be substantially in the form attached hereto as Exhibit A.

                  In connection with the sale of the Securities, the Company has prepared a preliminary private placement memorandum (the "Preliminary Memorandum") and will prepare a final private placement memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering and a description of the Company and its business.

                  1. Representations and Warranties. Each of the Guarantors and the Company represents and warrants to, and agrees with, the Placement Agents that as of the date hereof:

                  (a) The Final Memorandum, in the form used by the Placement Agents to confirm sales and on the Closing Date (as defined below), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
         Section 1(a) do not apply to statements or omissions in either Memorandum based upon information relating to any Placement Agent furnished to the Company or any Guarantor in writing by such Placement Agent through you expressly for use therein.

                  (b) None of the Guarantors, the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Guarantors or the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act except that no representation is made as to the activities of the Placement Agents.

                  (c) None of the Guarantors, the Company, their Affiliates nor any person acting on its or their behalf (other than the Placement Agents) has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities and each of the Guarantors, the Company and its Affiliates and any person acting on its or their behalf (other than the Placement Agents) have complied with the offering restrictions requirement of Regulation S.






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                                        3

                  (d) The Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

                  (e) Assuming the accuracy of the representations and warranties of the Placement Agents in Section 6 and the compliance by them with their agreements in Section 6, it is not necessary in connection with the offer, sale and delivery of the Securities and the Guarantees to the Placement Agents in the manner contemplated by this Agreement to register the Securities or Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, except as provided in the Registration Rights Agreement.

                  (f) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (g) Neither the Company nor any of the Guarantors is required to register as an "investment company" and, after giving effect to the offer, issuance and delivery of the Securities to you in accordance with the terms of this Agreement and the application of the proceeds thereof as described in the Final Memorandum, neither the Company nor any of the Guarantors will be required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (h) The accountants that examined and issued an auditors report with respect to the consolidated financial statements of the Company and its consolidated subsidiaries included in the Final Memorandum are independent public accountants within the meaning of the Securities Act and the regulations thereunder.

                  (i) This Agreement has been duly authorized, executed and delivered by each of the Guarantors and the Company.

                  (j) The consolidated financial statements included in the Final Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Final Memorandum present fairly the information required to be stated therein.






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                                        4

                  (k) Each of the Guarantors and the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana with power and authority (corporate and other) under such laws to own, lease and operate its properties and conduct its business as described in the Final Memorandum and to perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Securities (in the case of the Company) and the Guarantees (in the case of the Guarantors); and each of the Guarantors and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and the Guarantors, taken as a whole (a "Material Adverse Effect").

                  (l) The Securities have been duly authorized and, when executed, authenticated and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, will be (x) valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability, and (y) be entitled to the benefits of the Indenture and the Registration Rights Agreement.

                  (m) The Guarantees have been duly authorized by each of the Guarantors and, upon execution and delivery of the Indenture by each of the Guarantors and the Company, will be (x) valid and binding obligations of the each of the Guarantors enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability, and (y) be entitled to the benefits of the Indenture and the Registration Rights Agreement.

                  (n) Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each of the Guarantors, enforceable in accordance with their terms except as the enforceability thereof, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally, (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and







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                                       5


         (C) the rights to indemnification or contribution may be limited by applicable law and public policy.

                  (o) ATA is a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. There is in force with respect to ATA an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation (the "Federal Aviation Act"). All of the outstanding shares of capital stock of each of the Guarantors have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                  (p) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantors and the Company taken as a whole, from that set forth in the Final Memorandum.

                  (q) Except as described in the Final Memorandum, none of the Guarantors or the Company is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which they may be bound or to which any of their properties may be subject, except for such defaults that would not have a Material Adverse Effect.

                  (r) The execution and delivery by each of the Guarantors and the Company of this Agreement, the Registration Rights Agreement, the Indenture, the Securities (in the case of the Company) and the Guarantees (in the case of the Guarantors) (collectively, the "Operative Documents"), the consummation by each of the Guarantors and the Company of the transactions contemplated in this Agreement and the Operative Documents and compliance by each of the Guarantors and the Company with the terms of this Agreement and the Operative Documents will not contravene (i) any provision of applicable law or the articles of incorporation or by-laws of the Guarantors or the Company, as the case may be, (ii) any agreement or other instrument binding upon the Guarantors or the Company or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantors or the Company other than, in the case of clauses (ii) and
         (iii) above, such contraventions that would not individually or in the aggregate have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental







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                                       6


         body or agency is required for the valid authorization, execution, delivery and performance by each of the Guarantors and the Company of this Agreement or the consummation by the Guarantors or the Company of the transactions contemplated by this Agreement and the Operative Documents, the consummation by each of the Guarantors and the Company of the transactions contemplated in this Agreement and the Operative Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and the Guarantees.

                  (s) There are no legal or governmental proceedings pending or threatened to which the Company or any of the Guarantors is a party, or to which any of the properties of the Company or any of the Guarantors is subject, other than proceedings accurately described in all material respects in the Final Memorandum and proceedings that would not have a Material Adverse Effect, or a material adverse effect on the power or ability of any of the Guarantors or the Company to perform their respective obligations under this Agreement or any of the Operative Documents, or to consummate the transactions contemplated by the Final Memorandum.

                  (t) The Company and each of the Guarantors possess adequate certificates, authorities and permits issued by appropriate governmental agencies or bodies necessary to conduct, in all material respects, the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that reasonably would be likely to, individually or in the aggregate, have a Material Adverse Effect.

                  (u) Except as disclosed in the Final Memorandum, no labor dispute with the employees of the Company or any of the Guarantors exists or to the knowledge of the Company or any of the Guarantors is imminent that might have a Material Adverse Effect.

                  (v) Except as disclosed in the Final Memorandum, the Company and each of the Guarantors (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.






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                                       7

                  (w) Except as disclosed in the Final Memorandum, each of the Guarantors and the Company have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except where the failure to have such title would not have a Material Adverse Effect; and except as disclosed in the Final Memorandum, each of the Guarantors and the Company hold any leased real or personal property under valid and enforceable leases with no exceptions that would have a Material Adverse Effect.

                  The representations and warranties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date.

                  2.       Offering.

                  You have advised the Company and the Guarantors that the Placement Agents will make an offering of the Securities received and paid for by the Placement Agents hereunder on the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

                  3.       Issuance and Delivery.

                  (a) The Company hereby agrees to sell to the Placement Agents, and the Placement Agents, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite their names at a purchase price of 97% of the principal amount thereof.

                  (b) Payment for the Securities shall be made against delivery of the Securities at a closing (the "Closing") to be held at the office of Shearman & Sterling at 599 Lexington Avenue, New York, New York 10022 at 10:00 A.M., local time, on July 22, 1997, or at such other time on the same or such other date, not later than August 2, 1997, as shall be agreed upon by the Company and you. The time and date of such payment are herein referred to as the Closing Date. Delivery of the Securities shall be made to your account at The Depository Trust Company against payment by the Placement Agents of the purchase price thereof by wire transfer in immediately available funds.

                  (c) Certificates for the Securities shall be in global or definitive form and registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective account of each Placement Agent, with any transfer taxes payable in connection with the transfer of the Securities to the Placement Agents duly paid, against payment of the purchase price therefor.







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                                       8


                  4. Conditions to Closing. The several obligations of the Placement Agents under this Agreement to purchase the Securities will be subject to the following conditions:

                  (a) Subsequent to the date of this Agreement and prior to the Closing Date,

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of any of the Guarantors or the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                 (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and the Guarantors, taken as a whole, from that set forth in the Preliminary Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

                  (b) You shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed by an executive officer of the Company and (ii) a certificate, dated the Closing Date and signed by an executive officer of each Guarantor, in each case, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Company and each of the Guarantors have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied on or before the Closing Date.

                  The officers signing and delivering such certificates may rely upon the best of their knowledge as to proceedings threatened.

                  (c) You shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, independent counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

                  (d) You shall have received on the Closing Date an opinion of the General Counsel of the Guarantor(s) and the Company, dated the Closing Date, to the effect set forth in Exhibit C.







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                                       9


                  (e) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agents, dated the Closing Date, in form and substance satisfactory to you.

                  (f) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from the Guarantors' and the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum.

                  (g) Each of the Guarantors and the Company shall have furnished to you and to counsel for the Placement Agents, in form and substance satisfactory to you and to them, such other documents, certificates and opinions as such counsel may reasonably request in order to pass upon the matters referred to in Section 4(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by any of the Guarantors or the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

                  (h) On or before the Closing Date, the agreement covering the New Credit Facility, as such term is defined in the Offering Memorandum, shall have been entered into substantially in the form heretofore delivered to you, and shall be in full force and effect.

                  5. Covenants of the Company. In further consideration of the agreements of the Placement Agents contained in this Agreement, the Company and each of the Guarantors covenant as follows:

                  (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum and any supplements and amendments thereto as you may reasonably request and to deliver such copies to you by 8:00 a.m. (New York time) on the second business day following the execution of this Agreement.

                  (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Final Memorandum in order to make the statements therein,






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                                       10

         in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, with the opinion of counsel to the Placement Agents it is necessary to amend or supplement such Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agents, either amendments or supplements to such Memorandum so that the statements in such Memorandum as so amended or supplemented will not, in the light of the circumstances when such Memorandum is delivered to a purchaser, be misleading or so that such Memorandum, as so amended or supplemented, will comply with applicable law.

                  (d) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, each of the Guarantors and the Company will provide to any holder of such restricted securities, or to any prospective purchaser of such restricted securities designated by a holder, upon the request of such holder or prospective purchaser, any information required to be delivered to holders and prospective purchasers of the Securities pursuant to Rule 144A(d)(4) under the Securities Act.

                  (e) To endeavor to qualify the Securities and the Guarantees for offer and sale under the applicable securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (f) For a period of five years after the Closing Date, the Guarantors and the Company will make available to the Placement Agents copies of all annual reports, quarterly reports and current reports filed by the Company with the Securities and Exchange Commission (the "Commission") on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the holders of the Securities or the Guarantors to their security holders generally; provided that at such time the Company has securities registered under Section 12(b) or 12(g) of the Exchange Act.

                  (g) During the period of two years after the Closing Date, each of the Guarantors and the Company will, upon request, furnish to the Placement Agents and any holder of the Securities a copy of the restrictions on transfer applicable to the Securities.

                  (h) During the period of two years after the Closing Date, none of the Guarantors or the Company will, and none of the Guarantors or the Company will






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                                       11


         permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them.

                  (i) During the period of two years after the Closing Date, none of the Guarantors or the Company will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, or a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

                  (j) Whether or not any sale of such Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and its counsel, (iv) the qualification of such Securities under securities or Blue Sky laws in accordance with the provisions of
         Section 5(e), including filing fees and the fees and disbursements of counsel for the Placement Agents in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Placement Agents in quantities as hereinabove stated of copies of each Memorandum and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of such Securities, (vii) all reasonable fees and expenses of counsel to the Placement Agents (including their fees for professional services) in connection with the preparation of this Agreement, (viii) the fees and expenses, if any, incurred in connection with the admission of such Securities for trading in PORTAL or in any other appropriate market system, (ix) the costs and expenses of the Company and the Guarantors relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company or any of the Guarantors, travel and lodging expense of the representatives and officers of the Company and the Guarantors and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs nd expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section.

                  (k) In connection with the offering, until the Placement Agents shall have notified the Guarantors and the Company of the completion of the resale of the Securities, neither the Company, any Guarantor nor any of their affiliates has bid for or purchased or will bid for or purchase, either alone or with one or more other persons,







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                                       12


         for any account in which they or any of their affiliates have a beneficial interest in any Securities, and neither they nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities, in either case in violation of Regulation M under the Exchange Act.

                  (l) Between the date of this Agreement and the Closing Date, none of the Guarantors or the Company will without your prior written consent offer, sell, or enter into any agreement to sell, any public debt securities registered under the Securities Act or any debt securities which may be resold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A thereunder and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act (other than the Securities).

                  (m) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (n) If requested by you, to use its reasonable efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                  (o) None of the Company, the Guarantors, their Affiliates or any person acting on its or their behalf (other than the Placement Agents) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company, each of the Guarantors and their Affiliates and each person acting on its or their behalf (other than the Placement Agents) will comply with the offering restrictions of Regulation S.

                  (p) Neither the Company, any Guarantor nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act.

                  6. Offering of Securities; Restrictions on Transfer. (a) Each Placement Agent, severally and not jointly, represents and warrants that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Placement Agent, severally and not jointly, agrees with the Company that (i) it has not and will not solicit offers for, and has not offered or sold and will not offer or sell, such Securities








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                                       13


by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and
(ii) it has and will solicit offers for such Securities only from, and has offered and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (x) QIBs or
(y) other institutional accredited investors (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act) ("institutional accredited investors") that, prior to their purchase of the Securities, deliver to such Placement Agent a letter containing the representations and agreements set forth in Appendix A to the Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

                  (b) Each Placement Agent, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                  (i) it understands that no action has been or will be taken in any jurisdiction by any Guarantor or the Company that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                 (ii) such Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                (iii) the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act;

                 (iv) such Placement Agent has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Securities Act. Accordingly, neither such Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of

         Regulation S) with respect to the Securities, and any such Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirements of Regulation S;

                  (v) such Placement Agent has (A) not offered or sold and, during the period of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (C) only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities if that person is of a kind described in
         Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

                 (vi) such Placement Agent understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Securities, directly or indirectly in Japan or to any resident of Japan except (A) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (B) in compliance with any other applicable requirements of Japanese law; and

                (vii) such Placement Agent agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                           "The Securities covered hereby have not been
                     registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

Terms used in this Section 6 have the meaning given to them by Regulation S of the Securities Act.

                   7. Indemnification and Contribution. (a) Each of the Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Placement Agent, and each person, if any, who controls such Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Placement Agent or any such controlling of affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to any Guarantor or the Company in writing by such Placement Agent through you expressly for use therein; provided however, that the foregoing indemnity agreement with respect to any Preliminary Memorandum shall not inure to the benefit of any Placement Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Placement Agent, if a copy of the Final Memorandum (as then amended or supplemented if any Guarantor or the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Placement Agent to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by any Guarantor or the Company with Section 5(a) hereof.

                  (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless each Guarantor and the Company, their directors, their officers and each person, if any, who controls the Company or any Guarantor within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from each Guarantor and the Company to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to any Guarantor or the Company in writing by such Placement Agent through you expressly for use in either Memorandum or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraph (a) above, and by the Guarantors and the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities

(i) in such proportion as is appropriate to reflect the relative benefits received by the Guarantors and the Company, on the one hand, and the Placement Agents, on the other hand, from the offering of such Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Guarantors and the Company on the one hand and the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Guarantors and the Company on the one hand and the Placement Agents on the other hand in connection with the offering of such Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Guarantors and the Company and the total discounts and commissions received by the Placement Agents in respect thereof bear to the aggregate offering price of such Securities. The relative fault of the Guarantors and the Company on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Guarantor or the Company or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

                  (e) The Guarantors, the Company and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph
(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (f) The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Guarantors and the Company contained in this

Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agents or any person controlling the Placement Agents or by or on behalf of any Guarantor or the Company, their officers or directors or any person controlling any Guarantor or the Company and (iii) acceptance of and payment for any of the Securities. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  8. Termination. This Agreement shall be subject to termination in your absolute discretion, by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers, Inc., (ii) trading of any securities of any Guarantor or the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

                  9. Miscellaneous. (a) If, on the Closing Date, either Placement Agent shall fail or refuse to purchase Securities that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Placement Agent agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Placement Agent shall be obligated to purchase the Securities which such defaulting Placement Agent agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Placement Agent has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Placement Agent. If, on the Closing Date either Placement Agent shall fail or refuse to purchase Securities which it agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Placement Agent, the Company or any Guarantor. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.

                  (b) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  (c) If this Agreement shall be terminated by either Placement Agent because of any failure or refusal on the part of any Guarantor or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Guarantor or the Company shall be unable to perform its obligations under this Agreement, the Guarantors and the Company will reimburse the Placement Agents or such Placement Agent as has so terminated this Agreement with respect to itself, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Placement Agent in connection with this Agreement or the offering contemplated hereunder.

                  (d) All notices and other communications under this Agreement shall be in writing, and, if sent the Placement Agents, be mailed, delivered or sent by facsimile transmission to:

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036
Attention:  High Yield New Issue Group
Facsimile Number:  (212) 761-0587

and to:

Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048
Attention: John F. Grier
Facsimile Number: (212) 783 - 2043

or, if sent to the Company or the Guarantors, will be mailed, delivered or sent by facsimile transmission to the Company at:

                                        with a copy to:

Amtran, Inc.                            Cravath, Swaine & Moore

7337 West Washington Street             Worldwide Plaza, 825 Eighth Avenue
Indianapolis, IN  46231                 New York, NY  10019
Attention:  Brian T. Hunt, Esq.         Attention:  William P. Rogers, Jr., Esq.
Facsimile Number:  (317) 240-7091       Facsimile Number:  (212) 474-3700

                  (e) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  (f) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.

                                       Very truly yours,

                                       AMTRAN, INC.



                                       By: __________________________
                                           Name:
                                           Title:


                                       AMERICAN TRANS AIR, INC.



                                       By: __________________________
                                           Name:
                                           Title:


                                       AMBASSADAIR TRAVEL CLUB, INC.



                                       By: __________________________
                                           Name:
                                           Title:


                                       ATA VACATIONS, INC.



                                       By: __________________________
                                           Name:
                                           Title:


                                       AMBER TRAVEL, INC.



                                       By: __________________________
                                           Name:
                                           Title:

                                       AMERICAN TRANS AIR TRAINING
                                        CORPORATION



                                       By: __________________________
                                           Name:
                                           Title:


                                       AMERICAN TRANS AIR EXECUJET, INC.



                                       By: __________________________
                                           Name:
                                           Title:


                                       AMBER AIR FREIGHT CORPORATION



                                       By: __________________________
                                           Name:
                                           Title:

Accepted as of the date first
     above written:

MORGAN STANLEY & CO.
    INCORPORATED
SALOMON BROTHERS INC

By:  Morgan Stanley & Co. Incorporated



By:
    _____________________________________
    Name:
    Title:

                                   SCHEDULE I



                                                      Principal Amount of
                                                          Securities
                 Placement Agent                         To Be Purchased
                 ---------------                      -------------------
Morgan Stanley & Co. Incorporated                        66,666,667

Salomon Brothers Inc                                     33,333,333
                                                         ----------
                         Total...............          $100,000,000
                                                       ============


                                                                       EXHIBIT A

                      Form of Registration Rights Agreement

                                                                       EXHIBIT B

                               Form of Opinion of
                             Cravath, Swaine & Moore

                  (i) No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, governmental authority or regulatory body is required for the consummation of the transactions contemplated by the Placement Agreement, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Placement Agents;

                  (ii) (A) The statements in the Final Memorandum under the captions "Description of the Notes" and "Description of the New Credit Facility", insofar as such statements purport to summarize provisions of the Securities and the New Credit Facility, respectively, fairly summarize such provisions, and (B) the statements in the Final Memorandum under the caption "Certain United States Federal Income Tax Consequences", insofar as they purport to describe the material tax consequences of an investment in the Securities, fairly summarize the matters therein described;

                  (iii) Assuming (i) the accuracy of the representations and warranties of the Company, each of the Guarantors and you set forth in the Placement Agreement, (ii) the due performance by the Company, each of the Guarantors and you, of the covenants and agreements set forth in the Placement Agreement, (iii) your compliance with the offering and transfer procedures and restrictions described in the Final Memorandum and (iv) the accuracy of the representations and warranties made in accordance with the Placement Agreement and the Final Memorandum by purchasers to whom you initially resell the Securities, the offer, sale and delivery of the Securities to you in the manner contemplated by the Placement Agreement and the Final Memorandum and the initial resale of the Securities by you in the manner contemplated in the Final Memorandum and the Placement Agreement, do not require registration under the Securities Act of 1933, as amended, and the Indenture does not require qualification under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Securities;

                  (iv) Neither the Company nor any of the Guarantors is required to register as an "investment company" and, after giving effect to the offer, issuance and delivery of the Securities in accordance with the terms of the Placement Agreement and the application of the proceeds thereof as described in the Final Memorandum, neither the Company nor any of the Guarantors will be required to register as an "investment Company" under the Investment Company Act of 1940, as amended;

                  (v) Each of the Indenture and the Registration Rights Agreements constitute legal, valid and binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (vi) The Securities when executed, issued and authenticated in accordance with the provisions of the Indenture and delivered to you against payment therefor in accordance with the provisions of the Placement Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); in expressing the opinion set forth in this paragraph
(vi), such counsel may assume, with the consent of the Placement Agents, that the form of the Securities will conform to that included in the Indenture; and

                  (vii) Upon execution and delivery of the Indenture by the Guarantors and the Company, the Guarantees will be legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

and to such further effect with respect to other legal matters relating to the Placement Agreement and the sale of the Securities thereunder as counsel for the Placement Agents may reasonably request.

                  Such opinion shall also state that, in connection with the preparation of the Final Memorandum, such counsel has participated in conferences with certain officers of, and with the accountants and counsel for, the Guarantors and the Company concerning the preparation of the Final Memorandum. Such opinion may state that although such counsel has made certain inquiries and investigations in connection with the preparation of the Final Memorandum, the limitations inherent in the role of outside counsel are such that such counsel does not assume responsibility for the accuracy or completeness of the statements made in the Final Memorandum, except insofar as the statements relate to such counsel and except to the extent set forth in paragraph (ii) of such counsel's opinion dated the date hereof. Subject to the foregoing, such opinion shall state that such counsel advises the Placement Agents that their work in connection with this matter did not disclose any information that gave such counsel reason to believe that the Final Memorandum (except the financial statements and other information of a statistical, accounting or financial nature included therein, as to which such counsel does not express any view) as of its date or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT C

                     Form of Opinion of the General Counsel
                        of the Guarantors and the Company

                  (i) Each of the Guarantors and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Final Memorandum and to perform its obligations under the Placement Agreement, the Registration Rights Agreement, the Securities (with respect to the Company), the Guarantees (with respect to the Guarantors), and the Indenture;

                  (ii) Each of the Guarantors and the Company are duly qualified to transact business as a foreign corporation and are in good standing in each other jurisdiction in which they own or lease property of a nature, or transact business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect;

                  (iii) ATA is a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; there is in force with respect to ATA an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal Aviation Act; all of the outstanding shares of capital stock of each of the Guarantors have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;

                  (iv) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the valid authorization, issuance and delivery of the Securities, the valid authorization, execution, delivery and performance by each of the Guarantors and the Company of the Placement Agreement and the Operative Documents, or the consummation by each of the Guarantors and the Company of the transactions contemplated by the Placement Agreement and the Operative Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

                  (v) The execution and delivery by each of the Guarantors and the Company of the Placement Agreement and the Operative Documents, the issuance and sale of the Securities, the consummation by each of the Guarantors and the Company of the transactions contemplated in the Placement Agreement and the Operative Documents, and compliance by each of the Guarantors and the Company with the terms thereof will not contravene (i) any provision of applicable law,
(ii) the certificate of incorporation or by-laws of any Guarantor and the Company, (iii) to such counsel's knowledge, any agreement or other instrument binding upon any Guarantor or any of its subsidiaries that is material to such Guarantor and the Company, taken as a whole, or (iv) to such counsel's knowledge, any judgment, order or






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                                       C-2

decree of any governmental body, agency or court having jurisdiction over, any Guarantor or the Company;

                  (vi) Each of the Registration Rights Agreements and the Indenture has been duly authorized, executed and delivered by each of the Guarantors and the Company;

                  (vii) The Placement Agreement has been duly authorized, executed and delivered by each of the Guarantors and the Company; and the sale of the Securities by the Company pursuant to the Placement Agreement has been duly authorized;

                  (viii) There are no legal or governmental proceedings pending or threatened to which any Guarantor or the Company is a party, or to which any of the properties of any Guarantor or the Company is subject, other than proceedings accurately described in all material respects in the Final Memorandum and proceedings that would not have a Material Adverse Effect, or a material adverse effect on the power or ability of any Guarantor or the Company to perform its obligations under this Agreement or the Operative Documents, or to consummate the transactions contemplated by the Final Memorandum.

                  In addition, counsel shall state that such counsel or lawyers on his staff have participated in the preparation of the Final Memorandum and nothing has come to such counsel's attention that leads him to believe that the Final Memorandum as of the date of the Placement Agreement or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included in the Final Memorandum.



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